Exhibit 14.3

JOINT UNANIMOUS CONSENT OF

THE BOARDS OF DIRECTORS/TRUSTEES OF THE SURVIVING FUND REGISTRANTS

Federated Total Return Series, Inc.

Federated Total Return Government Bond Fund

Federated Municipal Securities Income Trust

Federated Institutional Trust

The undersigned, being the Boards of Directors/Trustees of the Federated Total Return Series, Inc., Federated Total Return Government Bond Fund, Federated Municipal Securities Income Trust and Federated Institutional Trust (each the “Board”), hereby consent in accordance with Title 2-408, Subsection (c), Corporations and Associations, Annotated Code of Maryland, as amended, and Article II, Section 14 of the Bylaws of the Funds (for Maryland corporations), or in accordance with the laws of the Commonwealth of Massachusetts, the Declarations of Trust and the Bylaws (for Massachusetts business trusts), to the adoption of the following resolutions with the same effect as though they had been adopted at a meeting of the Boards of the Funds:

WHEREAS,	it has been proposed that various portfolios (the “Reorganizing Funds”) of Huntington Funds, a Delaware statutory trust (the “Reorganizing Fund Registrant”), be reorganized into various portfolios (the “Surviving Funds”) of Federated Total Return Series, Inc., Federated Total Return Government Bond Fund, Federated Municipal Securities Income Trust and Federated Institutional Trust (each individually an “Surviving Fund Registrant” and collectively the “Surviving Fund Registrants”) as described herein;
WHEREAS,	specifically, it has been proposed that (1) Huntington Fixed Income Securities Fund (which offers Class A Shares and Institutional Shares) be reorganized into Federated Total Return Bond Fund, a portfolio of Federated Total Return Series, Inc. (Class A Shares and Institutional Shares, respectively); (2) Huntington Intermediate Government Income Fund (which offers Class A Shares and Institutional Shares) be reorganized into Federated Total Return Government Bond Fund (Service Shares and Institutional Shares, respectively); (3) Huntington Mortgage Securities Fund (which offers Class A Shares and Institutional Shares) be reorganized into Federated Mortgage Fund, a portfolio of Federated Total Return Series, Inc. (Services Shares and Institutional Shares, respectively); (4) Huntington Ohio Tax-Free Fund (which offers Class A Shares and Institutional Shares) be reorganized into Federated Ohio Municipal Income Fund, a portfolio of Federated Municipal Securities Income Trust (Class A Shares); and (5) Huntington Short/Intermediate Fixed Income Securities Fund (which offers Class A Shares and Institutional Shares) be reorganized into Federated Short-Intermediate Total Return Bond Fund, a portfolio of Federated Institutional Trust (Class A Shares and Institutional Shares); with each of (1) through (5) being individually referred to herein as a “Reorganization” and collectively as the “Reorganizations;”

NOW, THEREFORE, BE IT:

(1) RESOLVED, that participation in the Reorganizations is in the best interests of the applicable Surviving Funds and the proposed Reorganizations are hereby approved.

(2) RESOLVED, For each of the Reorganizations, that the proposed Agreement and Plan of Reorganization by and between the applicable Reorganizing Fund Registrant, with respect to the applicable Reorganizing Fund, and the applicable Surviving Fund Registrant, with respect to the applicable Surviving Fund, substantially in the form presented at this meeting with the Boards, with such changes that are deemed necessary by the Officers for or counsel to the applicable Surviving Fund and acceptable to counsel to the Independent Directors/Trustees of the applicable Surviving Fund.

(3) RESOLVED, For each of the Reorganizations, that the officers of the applicable Surviving Fund Registrants are authorized to prepare and execute an Agreement and Plan of Reorganization on behalf of such Surviving Fund Registrant with respect to the applicable Surviving Fund, setting forth the terms and conditions of the applicable Reorganization.

(4) RESOLVED, For each of the Reorganizations, that the officers of the applicable Surviving Fund Registrants on behalf of the applicable Surviving Fund are authorized to prepare and file with the U.S. Securities and Exchange Commission, and distribute to Reorganizing Fund shareholders, a Registration Statement (prospectus/proxy statement) on Form N-14 and any amendments thereto, relating to the registration of the shares of the applicable Surviving Fund to be issued in the applicable Reorganization to shareholders of the applicable Reorganizing Fund, and to prepare, file and distribute the related proxy statement, form of proxy and other materials in connection with the Special Meetings of Shareholders of the Reorganizing Funds.

(5) RESOLVED, that the proper Officers of the Surviving Funds be, and they hereby are, authorized and directed to take such additional actions, to make such further determinations, and to execute and deliver such additional agreements and instruments as any of them may deem necessary or desirable to effectuate or implement the Reorganizations, and to otherwise carry into effect, or fulfill the purposes of, the foregoing resolutions.

WITNESS the due execution hereof this ___th day of March, 2014.

_/s/ John F. Donahue_____ John F. Donahue	__/s/ Peter E. Madden____ Peter E. Madden
_/s/ John T. Collins____ John T. Collins	___/s/ Charles F. Mansfield, Jr.__ Charles F. Mansfield, Jr.
__/s/ J. Christopher Donahue__ J. Christopher Donahue	__/s/ Thomas M. O’Neill___ Thomas M. O’Neill
_/s/ Mauree Lally-Green__ Maureen Lally-Green	__/s/ P. Jerome Richey_ P. Jerome Richey
_/s/ John S. Walsh___ John S. Walsh